SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  June 10, 2004


                       PAR PHARMACEUTICAL COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         DELAWARE                 FILE NUMBER 1-10827            22-3122182
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
    OF INCORPORATION OR                                      IDENTIFICATION NO.)
       ORGANIZATION)


ONE RAM RIDGE ROAD, SPRING VALLEY, NEW YORK                        10977
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


Registrant's telephone number, including area code: (845) 425-7100

Item 2.  Acquisition or Disposition of Assets.
------   ------------------------------------

      On June 10, 2004, we acquired all of the capital stock of Kali Laboratories, Inc., or Kali, a privately-held research and development company located in Somerset, New Jersey, under a stock purchase agreement, as amended, that we entered into with Kali, VGS Holdings, Inc. and the shareholders of Kali (we refer to the stock purchase agreement as the Agreement). The purchase price of the acquisition was $130 million in cash, warrants with a deemed value of $5 million. The Kali shareholders may be entitled to up to an additional $10 million based upon certain product related performance criteria.

      Kali's business consists of a leased facility in Somerset, New Jersey, inventory, intellectual property and other assets related to the manufacture, sale, research and development of pharmaceutical products. Kali currently has 25 pharmaceutical products in development and has filed 14 abbreviated new drug applications for approval by the United States Food and Drug Administration. Kali will be operated by us as a wholly-owned subsidiary.

      In determining the purchase price of Kali, we considered, among various factors, the prices of comparative businesses and the estimated cost and time required to start and operate a business comparable to Kali's. The purchase price was determined also on the basis of the negotiated terms and conditions contained in the Agreement and the projected cash flows of the products that Kali has and is anticipated by our management to develop, taking into account expected synergies between our existing businesses and the assets and businesses to be acquired. The acquisition was financed by cash-on-hand and is not expected to have a material adverse effect on earnings in 2004 and will be accounted for using the purchase method.

      Dr. Veerappan Subramanian, the founder and President of Kali, will continue as President of Kali and he will become Executive Vice President of Par Pharmaceuticals, Inc., another wholly-owned subsidiary of ours. We have entered into a 30-month employment arrangement with Dr. Subramanian with appropriate non-competition provisions and stock option grants.

      The above description is a summary of the principal terms of the Agreement, as amended. A complete copy of the Agreement was attached as an exhibit to a Form 8-K filed April 13, 2004. The First Amendment to the Agreement, dated as of June 9, 2004, is attached to this Form 8-K as an exhibit. Our description of the terms and conditions of the Agreement, as amended, is qualified in its entirety by, and subject to, reference to such exhibits.

      On June 10, 2004, the Registrant issued a press release announcing that it had acquired Kali. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

      (a):  Financial Statements of Business Acquired.

      The financial statements of Kali are not included with this Current Report on Form 8-K. Such financial statements will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than August 6, 2004.

      (b):  Pro Forma Financial Information.

      Pro forma financial information is not included with this Current Report on Form 8-K. Such pro forma financial information will be filed, to the extent required, by amendment to this Current Report on Form 8-K as soon as practicable, but not later than August 6, 2004.

      (c):  Exhibits

      10.1 Stock Purchase Agreement, dated as of April 2, 2004, by and among Pharmaceutical Resources, Inc., Kali Laboratories, Inc., VGS Holdings, Inc. and the shareholders of Kali Laboratories, Inc.--incorporated by reference to the Current Report on Form 8-K dated April 2, 2004, filed with the Commission on April 13, 2004.

      10.2 First Amendment, dated as of June 9, 2004, to Stock Purchase Agreement, dated as of April 2, 2004, by and among Pharmaceutical Resources, Inc., Kali Laboratories, Inc., VGS Holdings, Inc. and the shareholders of Kali Laboratories, Inc.

      99.1 Press release, dated June 10, 2004, announcing the acquisition of Kali Laboratories, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated as of:  June 11, 2004


                                     PAR PHARMACEUTICAL COMPANIES, INC.
                                     ----------------------------------
                                               (Registrant)



                                     /s/ Dennis J. O'Connor
                                     ------------------------------------------
                                     Dennis J. O'Connor
                                     Vice President and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                               Description
-----------                               -----------

   10.2 First Amendment, dated as of June 9, 2004, to Stock Purchase Agreement, dated as of April 2, 2004, by and among Pharmaceutical Resources, Inc., Kali Laboratories, Inc., VGS Holdings, Inc. and the shareholders of Kali Laboratories, Inc.

   99.1 Press release, dated June 10, 2004, announcing the acquisition of Kali Laboratories, Inc.